UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Navigant Consulting, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On February 19, 2018, Navigant Consulting, Inc. issued the following press release:

Navigant Announces Receipt of Director Nominations from Engine Capital

CHICAGO, Feb. 19, 2018 — Navigant (NYSE: NCI) today announced that it has received notice from Engine Capital LP (“Engine”) of its nomination of four director candidates, including Engine’s Founder and Managing Director, Arnaud Ajdler, for election to Navigant’s Board of Directors at the Company’s 2018 Annual Meeting of Stockholders.

The Nominating and Governance Committee has invited Engine’s four nominees to be interviewed by the Committee as part of its normal process. The Board will present its recommendation regarding director nominees in Navigant’s definitive proxy statement and other materials, to be filed with the Securities and Exchange Commission and made available to all shareholders eligible to vote at the 2018 Annual Meeting.

About Navigant

Navigant Consulting, Inc. (NYSE: NCI) (“the Company”) is a specialized, global professional services firm that helps clients take control of their future. Navigant’s professionals apply deep industry knowledge, substantive technical expertise, and an enterprising approach to help clients build, manage, and/or protect their business interests. With a focus on markets and clients facing transformational change and significant regulatory or legal pressures, the firm primarily serves clients in the healthcare, energy, and financial services industries. Across a range of advisory, consulting, outsourcing, and technology/analytics services, Navigant’s practitioners bring sharp insight that pinpoints opportunities and delivers powerful results. More information about Navigant can be found at navigant.com.

Kyle Bland

Navigant Investor Relations

312.573.5624

kyle.bland@navigant.com

Or

Tim Blair

Navigant Corporate Communications

303.383.7344

timothy.blair@navigant.com

Participants in the Solicitation

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s 2018 annual meeting of shareholders. The Company intends to file a proxy statement and white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company shareholders. Company shareholders are strongly encouraged to read any such proxy statement and accompanying white proxy card when they become available as they will contain important information. Investors may obtain information regarding the Company and its directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 17, 2017, and the Company’s definitive proxy statement for its 2017 annual meeting of shareholders (the “2017 Annual Meeting”), which was filed with the SEC on April 10, 2017. To the extent holdings of the Company’s securities by the Company’s directors or executive officers have changed since the amounts disclosed in the definitive proxy statement for the 2017 Annual Meeting, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 and Statements of Change in Beneficial Ownership on Form 4 filed with the SEC or available at the Company’s website at investors.navigant.com.